FIRST BUSINESS BANCSHARES OF
                        KANSAS CITY, INC.

                     Accountants' Report and
                Consolidated Financial Statements

                    December 31, 1998 and 1997

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

                    DECEMBER 31, 1998 AND 1997

                             CONTENTS

                                                                Page

INDEPENDENT ACCOUNTANTS' REPORT                                   1

CONSOLIDATED FINANCIAL STATEMENTS
        Balance Sheets                                            2
        Statements of Income                                      3
        Statements of Changes in Stockholders' Equity             4
        Statements of Cash Flows                                  5
        Notes to Financial Statements                             6

                 INDEPENDENT ACCOUNTANTS' REPORT



Board of Directors
First Business Bancshares of
    Kansas City, Inc.
Kansas City, Missouri


  We have audited the accompanying consolidated balance sheets of FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC. as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        /s/ BAIRD, KURTZ & DOBSON

Kansas City, Missouri
January 29, 1999

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

                   CONSOLIDATED BALANCE SHEETS

                    DECEMBER 31, 1998 AND 1997

                              ASSETS
                                            1998        1997

Cash and due from banks                $  5,555,812 $ 4,671,948
Federal funds sold                          880,000
    Total Cash and Cash Equivalents       6,435,812   4,671,948

Available-for-sale securities            10,418,289   7,929,374
    Total Investments                    10,418,289   7,929,374

Loans                                    94,528,726  76,886,667
  Less allowance for loan losses          1,401,654   1,235,423
    Net Loans                            93,127,072  75,651,244

Premises and equipment, net                 893,050     753,969
Interest receivable                         795,578     734,083
Foreclosed assets held for sale             370,583     112,690
Federal Reserve Bank stock                  223,700     223,700
Deferred income taxes                       329,000     234,130
Other assets                                281,292     290,530
    Total Other Assets                    2,893,203   2,349,102


      Total Assets                     $112,874,376 $90,601,668





See Notes to Consolidated Financial Statements

               LIABILITIES AND STOCKHOLDERS' EQUITY

                                                1998        1997
LIABILITIES
    Deposits
         Noninterest-bearing deposits       $ 24,798,837 $23,695,976
         Interest-bearing demand deposits     31,236,551  28,544,714
         Savings                                  93,749     148,417
         Time deposits                        41,639,443  25,651,269
          Total Deposits                      97,768,580  78,040,376

    Note payable                               1,237,820     797,468
    Debentures                                   770,000     770,000
    Securities sold under agreements
     to repurchase                             4,128,862   1,466,231
    Other borrowings                             417,319
    Federal funds purchased                                1,750,000
    Income taxes payable                         194,811     104,932
    Accrued interest and other liabilities       672,963     653,963
          Total Liabilities                  105,190,355  83,582,970

MINORITY INTEREST                              1,350,982   1,229,422

STOCKHOLDERS' EQUITY
    Common stock, $1 par value;
         authorized 500,000 shares;
         issued and outstanding
         162,000 shares in 1998 and
         161,200 shares in 1997 including
         shares held in treasury                 162,000     161,200
    Additional paid-in capital                 5,627,527   5,615,335
    Retained earnings                          1,109,206     147,485
    Accumulated other comprehensive
          income
         Unrealized appreciation on
          available-for-sale
          securities, net of income taxes          9,275      42,554
                                               6,908,008   5,966,574

    Treasury stock, at cost
         1998 - 12,059 shares: 1997 - 3,994     (574,969)   (177,298)
          Total Stockholders' Equity           6,333,039   5,789,276
          Total Liabilities and
           Stockholders' Equity             $112,874,376 $90,601,668

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

                CONSOLIDATED STATEMENTS OF INCOME

              YEARS ENDED DECEMBER 31, 1998 AND 1997



                                          1998           1997
INTEREST INCOME
    Interest and fees on loans         $8,738,335     $7,018,412
    Federal funds sold                    395,444        325,845
    Investment securities                 529,706        427,184
    Other interest income                  13,422         16,676
          Total Interest Income         9,676,907      7,788,117

INTEREST EXPENSE
    Deposits                            3,995,287      3,198,856
    Notes payable and debentures          155,316        156,549
    Federal funds purchased and
      securities sold under
      agreements to repurchase            153,360         45,622
          Total Interest Expense        4,303,963      3,401,027

NET INTEREST INCOME                     5,372,944      4,387,090

PROVISION FOR LOAN LOSSES                 319,487        273,765

NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES                     5,053,457      4,113,325

NONINTEREST INCOME
    Service charges on deposit accounts   214,836        211,390
    Other service charges                  82,900         62,181
    Other                                  62,781         57,081
          Total Noninterest Income        360,517        330,652

NONINTEREST EXPENSE
    Salaries and employee benefits      1,883,757      1,782,673
    Net occupancy and equipment
      expense                             676,444        522,139
    Professional fees                     109,705        126,342
    Credit card service fee expense        10,776          1,781
    Insurance expense                      54,054         48,878
    Other expenses                        751,264        718,867
          Total Noninterest Expense     3,486,000      3,200,680

INCOME BEFORE INCOME TAXES              1,927,974      1,243,297

PROVISION FOR INCOME TAXES                794,384        550,060

INCOME BEFORE MINORITY INTEREST         1,133,590        693,237

MINORITY INTEREST IN NET INCOME OF
    SUBSIDIARY                           (171,869)      (133,711)

NET INCOME                             $  961,721      $ 559,526

EARNINGS PER SHARE
    Basic                              $     5.94     $    3.48
    Diluted                            $     4.41     $    2.70



See Notes to Consolidated Financial Statements

           FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                         Common       Additional     Retained
                                       Comprehensive      Stock        Paid-in       Earnings
                                         Income          Issued       Capital       (Deficit)
BALANCE (DEFICIT),
 DECEMBER 31, 1996                                      $160,000     $5,597,047     $(412,041)
  Net income                             $559,526                                     559,526
  Change in unrealized
    appreciation (depreciation)
    on available-for-sale
    securities, net of
    income taxes of $-0-                   48,776
  Issuance of 1,200
    shares of stock                                        1,200         18,288
  Purchase of 1,200 shares of
    treasury stock                          _____          _____          _____          _____
  Comprehensive income                   $608,302


BALANCE,
 DECEMBER 31, 1997                                       161,200      5,615,335        147,485
  Net income                             $961,721                                      961,721
  Change in unrealized
    appreciation (depreciation)
    on available-for-sale
    securities, net of
    income taxes of $7,800               (33,279)
  Issuance of 800 shares
    of stock                                                 800         12,192
  Purchase of 8,065 shares
    of treasury stock                       _____          _____          _____         ______
  Comprehensive income                   $928,442

BALANCE, DECEMBER 31, 1998                              $162,000     $5,627,527     $1,109,206



                                     Accumulated
                                        Other
                                    Comprehensive
                                     ---Income----
                                     Unrealized
                                      Appreciation
                                     (Depreciation)
                                      Available-
                                        for-Sale
                                       Securities     Treasury
                                          Net           Stock           Total
BALANCE (DEFICIT),
 DECEMBER 31, 1996                       $(6,222)     $(123,556)     $5,215,228
  Net income                                                            559,526
  Change in unrealized
    appreciation (depreciation)
    on available-for-sale
    securities, net of
    income taxes of $-0-                   48,776
  Issuance of 1,200
    shares of stock                                                      19,488
  Purchase of 1,200 shares of
    treasury stock                          _____       (53,742)       (53,742)
  Comprehensive income

BALANCE, DECEMBER 31, 1997                 42,554      (177,298)      5,789,276

  Net income                                                            961,721
  Change in unrealized
    appreciation (depreciation)
    on available-for-sale
    securities, net of
    income taxes of $7,800               (33,279)                      (33,279)
  Issuance of 800 shares of stock                                        12,992
  Purchase of 8,065 shares
    of treasury stock                       _____      (397,671)      (397,671)
  Comprehensive income


BALANCE, DECEMBER 31, 1998                 $9,275     $(574,969)     $6,333,039


See Notes to Consolidated Financial Statements

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

              CONSOLIDATED STATEMENTS OF CASH FLOWS

              YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                1998           1997

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                              $    961,721      $ 559,526
  Items not requiring (providing) cash:
    Depreciation and amortization              176,149        154,937
    Provision for loan losses                  319,487        273,765
    Minority interest in net income of
     subsidiary                                171,869        133,711
    Loss on sale of other foreclosed
     assets                                      5,400
    Provision for losses on foreclosed
     assets                                                    15,000
    Deferred income taxes                      (94,870)       122,783
  Changes in:
    Interest receivable                        (61,495)      (208,448)
    Other assets                                28,738        176,990
    Accrued interest and other
     liabilities                                19,000         91,640
    Income taxes receivable/payable             89,879       (199,772)
      Net cash provided by
       operating activities                  1,615,878      1,120,132

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of loan participations           (2,088,125)    (3,285,150)
  Proceeds from sales of loan
   participations                            3,241,260      6,725,300
  Net originations of loans                (19,333,186)   (18,752,769)
  Purchase of premises and equipment          (313,942)      (218,296)
  Proceeds from maturities of
   available-for-sale securities             5,009,797      4,468,925
  Purchases of available-for-sale
   securities                               (7,533,279)    (4,875,031)
  Proceeds from sale of other assets           121,290
      Net cash used in investing
      activities                            (20,896,185)   (15,937,021)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand, savings, NOW
  and money market accounts                  3,740,030      2,789,161
  Net increase in time deposits             15,988,174      2,826,482
  Net increase in repurchase
   agreements                                2,662,631        934,830
  Net increase (decrease) in short-
   term borrowings                            (892,329)     1,750,000
  Purchase of minority interest in
   subsidiary bank                             (69,656)       (78,750)
  Proceeds from sale of stock                   12,992         19,488
  Purchase of treasury stock                  (397,671)       (53,743)
      Net cash provided by
       financing activities                 21,044,171      8,187,468

INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                 1,763,864     (6,629,421)

CASH AND CASH EQUIVALENTS, BEGINNING
 OF YEAR                                     4,671,948     11,301,369

CASH AND CASH EQUIVALENTS, END OF
 YEAR                                     $  6,435,812     $4,671,948



See Notes to Consolidated Financial Statements

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES

NATURE OF OPERATIONS

  The Company's primary activity to date has been to act as a bank holding company of First Business Bank of Kansas City, N.A.
through its 86% ownership of the Bank. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

  The Bank extends credit for commercial real estate mortgages, working capital and equipment financing, and consumer loans to businesses and residents primarily throughout the greater Kansas City area. The Bank also participates in secured business loans, originated by other banks, in the greater Kansas City area.
There were no securities purchased under reverse repurchase agreements at December 31, 1998 and 1997.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for significant properties.

  Management believes that the allowance for losses on loans and the valuation of foreclosed assets held for sale are adequate. While management uses available information to recognize losses on loans and foreclosed assets held for sale, changes in economic conditions may necessitate revision of these estimates in future years. In addition, various regulatory agencies, as an integral part of their examination processes, periodically review the Bank's allowances for losses on loans and valuation of foreclosed assets held for sale. Such agencies may require the Bank to recognize additional losses based on their judgments of information available to them at the time of their examinations.

PRINCIPLES OF CONSOLIDATION

  The consolidated financial statements include the accounts of First Business Bancshares of Kansas City, Inc. and its 86%-owned subsidiary, First Business Bank of Kansas City, N.A. All significant intercompany accounts, transactions and stockholdings have been eliminated in consolidation.

OPERATING SEGMENT

    The Company has one subsidiary bank which provides traditional banking services and has one operating segment.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS

    The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At
December 31, 1998, cash equivalents were federal funds sold.

INVESTMENTS IN DEBT AND EQUITY SECURITIES

    Available-for-sale securities, which include any security for which the Bank has no immediate plan to sell but which may be sold in the future, are carried at fair value. Realized gains and losses, based on specifically identified amortized cost of the specific security, are included in other income. Unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

    Interest and dividends on investments in debt and equity securities are included in income when earned.

LOANS

    Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-offs are reported at their outstanding principal, adjusted for any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is increased by provisions charged to expense, by recoveries of loans previously charged off, and reduced by loans charged off. The allowance is maintained at a level considered adequate to provide for potential loan losses, based on management's evaluation of the loan portfolio, as well as on prevailing and anticipated economic conditions and historical losses by loan category. General allowances have been established, based upon the aforementioned factors, and allocated to the individual loan categories. Allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of loan collateral.

    A loan is considered impaired when it is probable that the Bank will not receive all amounts due according to the contractual terms of the loan. This includes loans that are delinquent 90 days or more (nonaccrual loans) and certain other loans identified by management. Accrual of interest is discontinued, and interest accrued and unpaid is removed, at the time such amounts are delinquent 90 days. Interest is recognized for nonaccrual loans only upon receipt, and only after all principal amounts are current according to the terms of the contract.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (CONTINUED)

PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized using the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

FORECLOSED ASSETS HELD FOR SALE

    Assets acquired by foreclosure or in settlement of debt and held for sale are valued at estimated fair value as of the date of foreclosure, and a related valuation allowance is provided for estimated costs to sell the assets. Management evaluates the value of foreclosed assets held for sale periodically and increases the valuation allowance for any subsequent declines in fair value. Increases in the valuation allowance and gains/losses on sales of foreclosed assets are included in non-interest expenses, net.

FEE INCOME

    Loan origination fees, net of direct origination costs, are recognized as income in a manner that approximates the level-yield method over the term of the loans.

INCOME TAXES

    Deferred tax liabilities and assets are recognized for the tax effect of differences between the financial statements and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

RECLASSIFICATION

    Certain reclassifications have been made to the 1997 financial statements to conform to the 1998 financial statement presentation. These reclassifications had no effect on net income.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (CONTINUED)

EARNINGS PER SHARE

    Basic earnings per share is computed based on the weighted average number of shares outstanding during each year. Diluted earnings per share is computed by using the weighted average common shares and all potential dilutive common shares outstanding during the period.

    The computation of basic earnings per share is as follows:

                                     1998           1997

NUMERATOR:
    Net Income                    $  961,721     $ 559,526

DENOMINATOR:
    Weighted average common
     shares outstanding              161,800       160,800

    Basic earnings per share      $     5.94     $    3.48

    The computation of diluted
     earnings per share is as
     follows:

NUMERATOR:
    Net income                    $  961,721     $ 559,526
    Adjustment for interest
     on debentures                    46,200        46,200
    Adjusted for interest on
     debentures                    1,007,921       605,726

DENOMINATOR:
    Weighted average common
     shares outstanding              161,800       160,800
    Average common shares stock
     options and convertible
     debentures outstanding           66,800        63,847

Average diluted common
     shares                          228,600      224,647

Diluted earnings per share        $     4.41     $   2.70

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 2:  SIGNIFICANT ESTIMATES AND CONCENTRATIONS

    Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans.
Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk. Other significant estimates and concentrations not discussed in those footnotes include:

DEPOSITS

    Included in deposits are approximately $15,302,000 and $15,474,000 at December 31, 1998 and 1997, respectively, of demand deposits placed by companies under the control of a stockholder and his related interests.

YEAR 2000 ISSUE

    Like all entities, the Bank is exposed to risks associated with the Year 2000 issue, which affects computer software and hardware; transactions with customers, vendors and other entities; and equipment dependent on microchips. The Bank has begun but not yet completed the process of identifying and remediating potential Year 2000 problems. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of the Year 2000 issue on third parties with which it does business. If remediation efforts of the Bank or third parties with which it does business are not successful, the Year 2000 problem could have negative effects on the Bank's financial condition and results of operations in the near term.


NOTE 3:  INVESTMENTS IN DEBT AND EQUITY SECURITIES

    The amortized cost and approximate fair value of investments in available-for-sale securities are as follows:

                              December 31, 1998
               Amortized          Market     Unrealized   Unrealized
                 Cost              Value       Gains        Losses

U.S.
  Treasury     $ 1,002,640     $ 1,012,188     $ 9,548
U.S.
  Government
  Agency         9,396,975       9,406,101       9,126

               $10,399,615     $10,418,289     $18,674    $    0

                              December 31, 1997
               Amortized         Market      Unrealized   Unrealized
                 Cost             Value        Gains        Losses

U.S.
  Treasury     $ 3,004,029     $3,019,400      $15,371
U.S.
  Government
  Agency         4,875,186      4,909,974       34,788

               $ 7,879,215     $7,929,374      $50,159    $    0

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 3:   INVESTMENTS IN DEBT AND EQUITY SECURITIES
            (CONTINUED)

     Maturities of investment securities at December 31, 1998 and 1997 are as follows:

                            1998                   1997
                  Amortized      Market    Amortized    Market
                    Cost          Value       Cost       Value

In one year
 or less        $ 1,002,640  $ 1,012,188   $1,996,913   $2,001,600

After one
 through
 five years       2,877,135    2,882,039    4,385,054    4,414,074

After five
 through
 ten years        6,519,840    6,524,062    1,497,248    1,513,700

                $10,399,615  $10,418,289   $7,879,215   $7,929,374


     Investment securities with a cost of $200,000 and fair values of $201,000 and $203,000 at December 31, 1998 and 1997,
respectively, were pledged to secure Treasury, Tax and Loan deposits.

    The Bank entered into sales of securities under agreements to repurchase. The amounts deposited under these agreements represent short-term borrowings and are reflected as a liability in the balance sheets. The securities underlying the agreements are book-entry securities in the Bank's safekeeping account maintained at the Federal Reserve Bank of Kansas City and at Commerce Bank of Kansas City at December 31, 1998 and 1997, respectively. During the period, securities held in safekeeping were pledged to the depositors under a written custodial agreement that explicitly recognizes the depositor's interest in the securities. The book value of securities pledged to secure agreements to repurchase amounted to $4,973,000 and $2,983,000 at December 31, 1998 and 1997, respectively. The approximate fair value of these securities was $4,996,000 at December 31, 1998 and $3,004,000 at December 31, 1997.



NOTE 4:  LOANS

     A summary of loans at December 31, 1998 and 1997 is as follows:

                              1998           1997

Commercial               $84,364,363    $66,931,282
Leases                     2,185,095      2,209,750
Consumer                   3,512,716      3,994,426
Real estate                4,466,552      3,751,209

                         $94,528,726    $76,886,667

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 4:  LOANS (CONTINUED)

     Activity in the allowance for loan losses for the years ended December 31, 1998 and 1997 is as follows:

                              1998           1997

Balance at beginning
 of year                 $ 1,235,423    $ 1,048,407
Provisions charged
 to expense                  319,487        273,765
Loans charged off           (240,058)      (206,031)
Recoveries on loans
 previously charged off       86,802        159,282
Transfer allowance for
 foreclosed assets                         (40,000)

Balance at end of year   $ 1,401,654    $ 1,235,423

     There were loans totaling approximately $444,000 and $164,000 on which the accrual of interest had been discontinued at December 31, 1998 and 1997, respectively. Had interest been accrued on these loans, interest income would have increased by approximately $73,000 and $11,000 for the years ended December
31, 1998 and 1997, respectively.

     At December 31, 1998 and 1997, impaired loans totaled $3,292,000 and $3,126,000, and the related allowance for loan losses was $338,000 and $221,000, after partial charge-offs of $239,000 and $152,000, respectively. Interest of $876,000 and $604,000 was recognized on average impaired loans of $5,012,000 and $3,878,000, respectively. Interest of $4,900 and $3,500 was recognized on impaired loans on a cash basis during 1998 and 1997.

NOTE 5:  COMMITMENTS AND CREDIT RISK

     The Bank extends credit for commercial real estate mortgages, working capital and equipment financing, and consumer loans to businesses and residents, principally in the Kansas City
Metropolitan area.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the lending contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include real estate mortgages and security agreements covering accounts receivable, inventory, property and equipment, commercial real estate and residential real estate.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 5:  COMMITMENTS AND CREDIT RISK (Continued)

    At December 31, 1998 and 1997, outstanding commitments to extend credit amounted to approximately $5,062,000 and $3,235,000, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period. Loan commitments at fixed rates of interest amounted to approximately $1,559,000 and $1,458,000 at December 31, 1998 and 1997, respectively, with the remainder at floating market rates.

    Letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

    Total outstanding letters of credit amounted to approximately $1,308,000 and $1,208,000 at December 31, 1998 and
1997, respectively, with terms ranging from one to four years.

    Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance sheet instruments.

    At December 31, 1998 and 1997, unused lines of credit borrowers aggregated approximately $20,024,000 and $19,122,000, respectively.

    Additionally, the Bank periodically has excess funds which are loaned to other banks as federal funds sold. At December 31, 1998, federal funds sold totaling $880,000 were loaned to one bank that acted as agent for First Business Bank in selling the funds to other institutions. There were no federal funds sold at December 31, 1997. The Bank's policy limits the amount deposited with any one institution to its legal lending limit.

    At December 31, 1998 and 1997, approximately 38% and 16% of the Bank's total time deposits consisted of short-term certificates of deposit which were issued through a broker.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 6:  PREMISES AND EQUIPMENT

    A summary of premises and equipment at December 31, 1998 and 1997 is as follows:

                                  1998           1997

Leasehold improvements       $   836,767    $   668,405
Equipment                       1,210,299      1,147,362
Furniture and fixtures           465,828        383,185
                               2,512,894      2,198,952
Accumulated depreciation      (1,619,844)    (1,444,983)

                             $   893,050    $   753,969

NOTE 7:  FORECLOSED ASSETS HELD FOR SALE

    Transactions in the allowance for losses on foreclosed assets for the year ended December 31, 1998 were as follows:

Balance, beginning of year                  $    40,000
Charge-offs                                     (40,000)

Balance, end of year                        $         0



NOTE 8:  INTEREST-BEARING DEPOSITS

    Interest-bearing deposits in denominations of $100,000 or more were $11,316,000 on December 31, 1998 and $5,808,000 on
December 31, 1997.

    At December 31, 1998, the scheduled maturities of certificates of deposit are as follows:

1999                                        $31,304,192
2000                                          9,531,301
2001                                            594,000
2002                                            110,950
2003 and thereafter                              99,000

                                            $41,639,443

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 9:  TRANSACTIONS WITH RELATED PARTIES

    At December 31, 1998, the Bank had loans outstanding to executive officers, directors and to companies in which the Bank's executive officers or directors are principal owners, as follows:

                                                  1998

Balance, beginning of year                   $ 4,719,000
New loans                                      3,219,000
Repayments                                    (1,386,000)

     Balance, end of year                    $ 6,552,000

    In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.


NOTE 10:  REGULATORY MATTERS

    The Company and subsidiary bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the subsidiary bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the subsidiary bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The subsidiary bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Company and the subsidiary bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Company and the subsidiary bank exceeds all capital adequacy requirements to which it is subject. The subsidiary bank had retained earnings of approximately $2,000,000 against which dividends could be charged at December 31, 1998.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 10:  REGULATORY MATTERS (Continued)

    As of the most recent notification from regulatory authorities, the Company was categorized as adequately capitalized and the subsidiary Bank was categorized as well capitalized under current regulatory guidelines. To be categorized as adequately capitalized and well capitalized, the Company and the subsidiary bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Company's and the subsidiary Bank's category.


 AS OF DECEMBER 31, 1998:                             ACTUAL
                                             AMOUNT           RATIO
Total Risk-Based Capital
 (to Net Risk Weighted Assets)
   Consolidated                           $ 7,734,739           8.1%
   Bank only                              $10,999,500          11.5%

Tier 1 Risk-Based Capital
 (to Net Risk Weighted Assets)
   Consolidated                            $6,333,039           6.6%
   Bank only                               $9,597,800           8.9%
Tier 1 Risk-Based Capital
 (to Average Assets)
   Consolidated                            $6,333,039           5.6%
   Bank only                               $9,597,800           8.0%

AS OF DECEMBER 31, 1997:

Total Risk-Based Capital
 (to Net Risk Weighted Assets)
   Consolidated                            $7,024,276           8.2%
   Bank only                               $9,636,000          12.5%
Tier 1 Risk-Based Capital
 (to Net Risk Weighted Assets)
 Consolidated                              $5,789,276           6.8%
 Bank only                                 $8,401,000          10.9%
Tier 1 Risk-Based Capital
 (to Average Assets)
   Consolidated                            $5,789,276           6.3%
   Bank only                               $8,401,000           9.9%



                                                   FOR CAPITAL
 AS OF DECEMBER 31, 1998:                       ADEQUACY PURPOSES
                                             AMOUNT            RATIO
Total Risk-Based Capital
 (to Net Risk Weighted Assets)
   Consolidated                            $7,621,200           8.0%
    Bank only                              $7,621,200           8.0%

Tier 1 Risk-Based Capital
 (to Net Risk Weighted Assets)
   Consolidated                            $3,810,600           4.0%
   Bank only                               $3,810,600           4.0%
Tier 1 Risk-Based Capital
 (to Average Assets)
   Consolidated                            $4,559,765           4.0%
   Bank only                               $4,248,858           4.0%
AS OF DECEMBER 31, 1997:
Total Risk-Based Capital
 (to Net Risk Weighted Assets)
   Consolidated                            $6,146,000           8.0%
   Bank only                               $6,146,000           8.0%
Tier 1 Risk-Based Capital
 (to Net Risk Weighted Assets)
 Consolidated                              $3,073,000           4.0%
 Bank only                                 $3,073,000           4.0%
Tier 1 Risk-Based Capital
 (to Average Assets)
   Consolidated                            $3,412,200           4.0%
   Bank only                               $3,392,000           4.0%



                                                    TO BE WELL
                                                CAPITALIZED UNDER
                                                PROMPT CORRECTIVE
 AS OF DECEMBER 31, 1998:                       ACTION PROVISIONS
                                            AMOUNT             RATIO
Total Risk-Based Capital
 (to Net Risk Weighted Assets)
   Consolidated                            $9,526,500          10.0%
   Bank only                               $9,526,000          10.0%

Tier 1 Risk-Based Capital
 (to Net Risk Weighted Assets)
   Consolidated                            $5,715,900           6.0%
   Bank only                               $5,715,900           6.0%

Tier 1 Risk-Based Capital
 (to Average Assets)
   Consolidated                            $5,699,700           5.0%
   Bank only                               $5,311,073           5.0%

AS OF DECEMBER 31, 1997:
Total Risk-Based Capital
 (to Net Risk Weighted Assets)
   Consolidated                            $7,683,000          10.0%
   Bank only                               $7,683,000          10.0%

Tier 1 Risk-Based Capital
 (to Net Risk Weighted Assets)
 Consolidated                              $4,610,000           6.0%
 Bank only                                 $4,610,000           6.0%

Tier 1 Risk-Based Capital
 (to Average Assets)
   Consolidated                            $4,265,300           5.0%
   Bank only                               $4,241,000           5.0%

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 11:  EMPLOYEE BENEFIT PLANS

  The Bank has a 401(k) plan which covers substantially all employees who are 21 years of age and have been employed by the Bank for six months. The Bank, on October 1, 1997, implemented a two-tier matching plan, whereby it will match 50% of the participant's 401(k) deferral up to 4% of eligible compensation plus 25% of 401(k) deferral for the next 4% of the participant's eligible compensation. The Bank may also make a discretionary contribution, determined annually by the Board of Directors. The Bank's contributions to the plan were $76,700 and $7,800 for the years ended December 31, 1998 and 1997, respectively.


NOTE 12:  LEASES

  A non-cancellable operating lease for the Bank premises expires November 1, 2002.

  Future minimum lease payments at December 31, 1998 are as follows:

     1999                              $  291,918
     2000                                 293,826
     2001                                 303,364
     2002                                 252,803

                                       $1,141,911

  Rental expense for all operating leases totaled $277,149 and $222,479 for the years ended December 31, 1998 and 1997, respectively.

NOTE 13:  INCOME TAXES

  The provision (credit) for income taxes consists of the following:

                                  1998       1997

Taxes currently payable         $889,254   $427,277
Deferred income taxes            (94,870)   122,783

                               $794,384    $550,060

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 13:  INCOME TAXES (Continued)

     A reconciliation of income tax expense at the statutory rate to the Company's actual income tax rate is shown below:

                                          1998      1997

Computed at the statutory rate (34%)    $656,000  $423,000
Increase (decrease) in taxes
 resulting from:
 Deferred state income tax effect -
 net of federal tax benefits              83,400    55,011
 Other                                    54,984    72,049

Actual tax provision (credit)           $794,384  $550,060

The tax effects of temporary differences related to deferred taxes at December 31, 1998 and 1997 are as follows:

                                          1998      1997

Deferred tax assets:
 Allowance for loan losses              $283,900  $175,000
 Accrued compensated absences                       11,500
 Allowance for losses on repossessed
   assets                                            3,400
 Reserve for loss on other assets         23,000    12,800
 Reserve for losses on other real
   estate owned                                     13,600
 Deferred loan fees                       14,000    10,000
 Other                                     8,700    14,830
                                         329,600   241,130
Deferred tax liabilities:
 Differences in tax and financial
   depreciation methods                             (7,000)
 Other                                      (600)
                                            (600)   (7,000)

Net deferred tax asset                   $329,000 $234,130

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 14:  NOTE PAYABLE

    The Company's existing debt of $1,237,820 in 1998 ($797,468 in 1997) was obtained through Firstar Bank. The line of credit of $2,000,000 is due July 24, 1999 with interest at the LIBOR rate plus 2% and is collateralized by all shares of subsidiary bank stock.


NOTE 15:  DEBENTURES

    During the year ended December 31, 1992, the Company offered for sale $1.5 million in convertible debentures, bearing interest at prime plus 2% with a lower and upper limit of 8% to 10%, respectively. After December 31, 1994, these debentures can be converted into nonvoting shares of common stock in the Parent Company at the price of $13.95 per share. At December 31, 1998 and 1997, debentures totaling $770,000 had been issued.


NOTE 16:  OTHER EXPENSES

    Other expenses for the years ended December 31, 1998 and 1997 are as follows:

                                         1998     1997

Advertising                            $102,283  $168,710
Courier                                  91,602    73,077
Supplies                                 59,213    70,723
Travel and entertainment                 46,591    61,892
Postage and freight                      43,922    41,262
Comptroller fees                         37,775    33,489
Correspondent bank charges               40,210    16,731
Telecommunications                       23,552    23,850
Recruiting and temporary help fees       27,279    43,983
Other                                   278,837   185,150

                                       $751,264  $718,867

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 17:  ADDITIONAL CASH FLOWS INFORMATION

NONCASH INVESTING ACTIVITY                1998        1997

   Foreclosed assets held for sale
    acquired in settlement of debt     $ 384,736    $  50,088

ADDITIONAL CASH PAYMENT INFORMATION

     Interest paid                      4,315,493    3,250,847
     Income taxes paid                    723,491      196,000


NOTE 18:  STOCK OPTIONS

  The Company has an option plan under which the Company may grant options which vest over five years to key employees of First Business Bank of Kansas City. The exercise price of each option is intended to equal the fair value of the Company's stock on the date of the grant. An option's maximum term is 10 years.

  During the year ended December 31, 1994, the Company adopted an employee stock option plan for key officers of its subsidiary (First Business Bank) and reserved 28,000 shares of Company common stock for issuance related to options granted. There were 22,500 and 21,500 options available to issue at December 31, 1998 and 1997, respectively. The plan provides that the option price will be no less than the book value per share of the Company's regular common stock based on its most recent consolidated audited financial statements. Generally, 20% of the options are exercisable on each annual anniversary date of the grant of the options and expire ten years after the date of the grant. As of December 31, 1998 and 1997, 2,000 and 1,200 option shares had been exercised, respectively.

  A summary of the status of the plan at December 31, 1998 and 1997, and changes during the years then ended, is presented below:

                                  1998              1997
                                Weighted-         Weighted-
                                Average           Average
                                Exercise          Exercise
                    Shares        Price      Shares     Price

Outstanding,
 Beginning of
 Year               21,500     $   17.76     24,500     $17.57
Granted              2,000         39.26
Exercised             (800)        16.24     (1,200)     16.24
Forfeited             (200)        16.24     (1,800)     16.24

Outstanding,
 End of Year        22,500     $   19.74     21,500     $17.76

Options
 Exerciseable,
 End of Year        22,500                   21,500

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 18:  STOCK OPTIONS (Continued)

    The fair value of each option granted is estimated on the date of the grant using the minimum value method with the following weighted-average assumptions:

                                    1998           1997

    Dividend per share             $  -           $  -
    Risk-free interest rate         4.90%         5.90%
    Expected life of options       12 years       12 years

    Weighted-average fair value of
     options granted during year   $39.26         $28.70

    The following table summarizes information about stock options under the plan outstanding at December 31, 1998.

---------Options Outstanding-------------    --Options Exercisable--
                   Weighted-    Weighted-                    Weighted-
                   Average      Average                      Average
Range of           Remaining    Exercise        Number       Exercise
Exercise           Contractual  Price        Exercisable     Price
Prices    Shares   Life

$16.24    15,500    8 years   $16.24            15,500       $16.24
 20.21     3,000    9 years    20.21             3,000        20.21
 26.60     2,000   10 years    26.60             2,000        26.60
 39.26     2,000   12 years    39.26             2,000        39.26

    The Company applies APB Opinion 25 and related Interpretations in accounting for its plans, and no compensation cost has been recognized for the plan. Had compensation cost for the Company's plan been determined, based on the fair value at the grant dates using Statement of Financial Accounting Standards No. 123, the Company's net income would have decreased by $9,000 and $23,000 for 1998 and 1997, respectively.


NOTE 19: DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL
         INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

CASH AND DUE FROM BANKS

     For these short-term instruments, the carrying amount approximates fair value.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 19:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL
          INSTRUMENTS (CONTINUED)

INVESTMENT SECURITIES

    Fair values for investment securities equal quoted market prices, if available. If quoted market prices are not available, fair values are estimated based on quoted market prices of similar securities.

LOANS

    The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

DEPOSITS

    The fair value of demand deposits, savings accounts, NOW accounts and certain money market deposits is the amount payable on demand at the reporting date (i.e., their carrying amount). The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

FEDERAL FUNDS PURCHASED AND OTHER BORROWINGS

    For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

NOTES PAYABLE

    Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

COMMITMENTS TO EXTEND CREDIT, LETTERS OF CREDIT AND LINES OF
CREDIT

    The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

    The following tables represent estimated fair values of the Company's financial instruments. The fair values of certain instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain financial instruments and because management does not intend to sell these financial instruments, the Company is not certain whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 19:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL
          INSTRUMENTS (Continued)

                                      December 31, 1998
                                    Carrying         Fair
                                    Amount           Value
Financial assets:
 Cash and cash equivalents        $ 6,436,000    $ 6,436,000
 Available-for-sale
   securities                      10,418,000     10,418,000
 Interest receivable                  796,000        796,000
 Loans, net of allowance
   for loan losses                 93,127,000     93,235,000
Financial liabilities:
 Deposits                          97,769,000     98,156,000
 Federal funds purchased
   and other borrowings               417,000        417,000
 Notes payable                      1,238,000      1,238,000
 Securities sold under
   agreements to repurchase         4,129,000      4,129,000
 Debentures                           770,000        770,000
 Interest payable                     494,000        494,000
Unrecognized financial
   instruments (net of
   contract amount):
 Commitments to extend credit               0              0
 Letters of credit                          0              0
 Lines of credit                            0              0


                                    December 31, 1997
                                   Carrying      Fair
                                    Amount       Value
Financial assets:
 Cash and cash equivalents        $ 4,672,000    $ 4,672,000
 Available-for-sale
   securities                       7,929,000      7,929,000
 Interest receivable                  734,000        734,000
 Loans, net of allowance
   for loan losses                 75,651,000     75,637,000
Financial liabilities:
 Deposits                          78,040,000     78,232,966
 Federal funds purchased
   and other borrowings             1,750,000      1,750,000
 Notes payable                        797,000        797,000
 Securities sold under
   agreements to repurchase         1,466,000     1,466,000
 Debentures                           770,000       770,000
 Interest payable                     499,000       499,000
Unrecognized financial
   instruments (net of
   contract amount):
 Commitments to extend credit               0             0
 Letters of credit                          0             0
 Lines of credit                            0             0

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997



NOTE 20:  CONDENSED FINANCIAL INFORMATION (PARENT COMPANY
          ONLY)

                     CONDENSED BALANCE SHEETS
                    DECEMBER 31, 1998 AND 1997

                                   1998           1997
          Assets

Cash                             $   67,447    $   52,525
Investment in subsidiary          8,246,985     7,171,679
Other                                48,552        29,155

        Total Assets             $8,362,984    $7,253,359

     Liabilities and Stockholders'
      Equity

Debentures                       $  770,000    $  770,000
Note payable                      1,237,820       797,468
Other                                22,125      (103,385)

Stockholders' equity              6,333,039     5,789,276

        Total Liabilities and
         Stockholders' Equity    $8,362,984    $7,253,359





                 CONDENSED STATEMENTS OF EARNINGS
              YEARS ENDED DECEMBER 31, 1998 AND 1997

                                   1998           1997

Income - Interest income      $    5,670    $    4,083

Expenses                         178,091       168,376

Loss before income taxes and
 equity in undistributed net
 income of subsidiary           (172,421)     (164,293)

Benefit for income taxes         (69,781)       (4,186)

Income before equity in
 undistributed net income
 of subsidiary                  (102,640)     (160,107)

Equity in undistributed net
 income of subsidiary          1,064,361       719,633

Net income                    $  961,721     $ 559,526

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND 1997


NOTE 20: CONSENSED FINANCIAL INFORMATION (PARENT COMPANY
         ONLY) (Continued)


                CONDENSED STATEMENTS OF CASH FLOWS
              YEARS ENDED DECEMBER 31, 1998 AND 1997

                                     1998           1997
CASH FLOWS FROM OPERATING
 ACTIVITIES
     Net income                    $ 961,721     $ 559,526
     Items not requiring
      (providing) cash:
       Deferred income taxes             (50)      199,050
       Equity in undistributed
        net income of subsidiary  (1,064,361)     (719,633)
     Changes in:
      Other assets                   (19,347)      (23,205)
      Other liabilities              125,510        96,548
          Net cash provided
           by operating activities     3,473       112,286

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of
      long-term debt                 440,352
     Issuance of common stock         12,992        19,488
     Purchase of treasury stock     (397,671)      (53,743)
     Purchase of minority interest
      in subsidiary                  (44,224)      (55,545)
          Net cash provided
           by (used in)
           financing activities       11,449       (89,800)

INCREASE IN CASH AND CASH
 EQUIVALENTS                          14,922        22,486

CASH AND CASH EQUIVALENTS,
 BEGINNING OF YEAR                    52,525        30,039

CASH AND CASH EQUIVALENTS,
 END OF YEAR                       $  67,447      $ 52,525

                   FIRST BUSINESS BANCSHARES OF
                        KANSAS CITY, INC.

                     Accountants' Report and
                Consolidated Financial Statements

                    December 31, 1997 and 1996

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

                    DECEMBER 31, 1997 AND 1996


                             CONTENTS

                                                                 PAGE

INDEPENDENT ACCOUNTANTS' REPORT. . . . . . . . . . . . . . . . . . .1

CONSOLIDATED FINANCIAL STATEMENTS
    Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . .2
    Statements of Income . . . . . . . . . . . . . . . . . . . . . .3
    Statements of Changes in Stockholders' Equity. . . . . . . . . .4
    Statements of Cash Flows . . . . . . . . . . . . . . . . . . . .5
    Notes to Financial Statements. . . . . . . . . . . . . . . . . .6

                 INDEPENDENT ACCOUNTANTS' REPORT




Board of Directors
First Business Bancshares of
    Kansas City, Inc.
Kansas City, Missouri


     We have audited the accompanying consolidated balance sheets of FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC. as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        /s/ BAIRD, KURTZ & DOBSON


Kansas City, Missouri
January 23, 1998

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

                   CONSOLIDATED BALANCE SHEETS

                    DECEMBER 31, 1997 AND 1996


                              ASSETS

                                                  1997          1996

Cash and due from banks                        $4,671,948     $7,751,369
Federal funds sold                                             3,550,000
     Total Cash and Cash Equivalents            4,671,948     11,301,369


Available-for-sale securities                   7,929,374      7,501,000
     Total Investments                          7,929,374      7,501,000

Loans                                          76,886,667     61,670,885
  Less allowance for loan losses                1,235,423      1,048,407
     Net Loans                                 75,651,244     60,622,478
Premises and equipment, net                       753,969        686,452
Interest receivable                               734,083        525,635
Foreclosed assets held for sale                   112,690        117,602
Federal Reserve Bank stock                        223,700        201,350
Deferred income taxes                             234,130        280,000
Other assets                                      290,530        672,495
  Total Other Assets                            2,349,102      2,483,534















TOTAL ASSETS                                  $90,601,668    $81,908,381


See Notes to Consolidated Financial Statements

               LIABILITIES AND STOCKHOLDERS' EQUITY

                                                 1997           1996
LIABILITIES
  Deposits
     Noninterest-bearing deposits             $23,695,976    $21,832,327
     Interest-bearing demand
       deposits                                28,544,714     27,646,889
     Savings                                      148,417        267,090
     Time deposits                             25,651,269     22,678,427
          Total Deposits                       78,040,376     72,424,733


Income taxes payable                                              16,896

Note payable                                      797,468        797,468
Debentures                                        770,000        770,000
Securities sold under
  agreements to repurchase                      1,466,231        531,401
Federal funds purchased                         1,750,000
Accrued interest and other
  liabilities                                     758,895      1,009,642
  TOTAL LIABILITIES                            83,582,970     75,550,140


MINORITY INTEREST                               1,229,422      1,143,013

STOCKHOLDERS' EQUITY
  Common stock, $1 par value;
    authorized 500,000
    shares; issued and
    outstanding 161,200 shares
    in 1997 and 160,000 shares
    in 1996, including
    shares held in treasury                       161,200        160,000
Additional paid-in capital                      5,615,335      5,597,047
Retained earnings (deficit)                       147,485      (412,041)
Unrealized appreciation
  (depreciation) on
   available-for-sale
  securities, net of
   income taxes                                    42,554        (6,222)

Treasury stock, at cost
  1997 - 3,994 shares;
  1996 - 2,794 shares                           (177,298)      (123,556)
     TOTAL STOCKHOLDERS' EQUITY                 5,789,276      5,215,228


     TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                     $90,601,668    $81,908,381

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

                CONSOLIDATED STATEMENTS OF INCOME

              YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                   1997           1996
INTEREST INCOME
  Interest and fees on loans                   $7,018,412      $6,430,105
  Federal funds sold                              325,845         568,761
  Investment securities                           427,184         385,841
  Other interest income                            16,676          11,659
     Total Interest Income                      7,788,117       7,396,366

INTEREST EXPENSE
  Deposits                                      3,198,856       3,170,102
  Long-term debt                                  156,549         149,127
  Federal funds purchased and
   securities sold under
   agreements to repurchase                        45,622          17,052
     Total Interest Expense                     3,401,027       3,336,281


NET INTEREST INCOME                             4,387,090       4,060,085

PROVISION FOR LOAN LOSSES                         273,765          41,000

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                     4,113,325       4,019,085


NONINTEREST INCOME
  Service charges on
   deposit accounts                               211,390         204,541
  Other service charges                           148,846         204,668
  Other                                             57081          88,030
     Total Noninterest Income                     417,317         497,239

NONINTEREST EXPENSE
  Salaries and employee benefits                1,782,673       1,604,549
  Net occupancy and
    equipment expense                             522,139         499,615
  Professional fees                               126,342         246,808
  Credit card service fee expense                  88,446         159,390
  Insurance expense                                48,878          30,805
  Other expenses                                  718,867         565,395
     Total Noninterest Expense                  3,287,345       3,106,562


INCOME BEFORE INCOME TAXES                      1,243,297       1,409,762

PROVISION (CREDIT) FOR INCOME TAXES               550,060       (261,000)

INCOME BEFORE MINORITY INTEREST                   693,237       1,670,762


MINORITY INTEREST IN NET INCOME
  OF SUBSIDIARY                                 (133,711)       (212,566)

NET INCOME                                       $559,526      $1,458,196

EARNINGS PER SHARE
  Basic                                             $3.48           $9.11
  Diluted                                           $2.70           $6.77

See Notes to Consolidated Financial Statements

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              YEARS ENDED DECEMBER 31, 1997 AND 1996



                                       COMMON     ADDITIONAL       RETAINED
                                        STOCK        PAID-IN       EARNINGS
                                       ISSUED        CAPITAL      (DEFICIT)
BALANCE (DEFICIT),
  DECEMBER 31, 1995                  $160,000     $5,597,047   $(1,870,237)

  Net income                                                      1,458,196

  Change in unrealized
    appreciation
    (depreciation) on
     available-for-sale
     securities                         _____          _____          _____

BALANCE (DEFICIT),
  DECEMBER 31, 1996                   160,000      5,597,047      (412,041)

  Net income                                                        559,526

  Change in unrealized
    appreciation
    (depreciation) on
    available-for-sale
    securities

  Issuance of 1,200 shares
    of stock                            1,200         18,288

  Purchase of
    1,200 shares of
    treasury stock                      _____          _____          _____

BALANCE (DEFICIT)
  DECEMBER 31, 1997                  $161,200     $5,615,335       $147,485


                                 UNREALIZED
                                APPRECIATION
                               (DEPRECIATION)
                               ON AVAILABLE-
                                  FOR-SALE          TREASURY
                                 SECURITIES           STOCK           TOTAL
BALANCE (DEFICIT),
  DECEMBER 31, 1995                 $(16,634)     $(123,556)     $3,746,620

  Net income                                                      1,458,196

  Change in unrealized
    appreciation
    (depreciation) on
     available-for-sale
     securities                        10,412          _____         10,412

BALANCE (DEFICIT),
  DECEMBER 31, 1996                   (6,222)      (123,556)      5,215,228

  Net income                                                        559,526

  Change in unrealized
    appreciation
    (depreciation) on
    available-for-sale
    securities                        48,776

  Issuance of 1,200 shares
    of stock                                                         19,488

  Purchase of
    1,200 shares of
    treasury stock                      _____       (53,742)       (53,742)

BALANCE (DEFICIT)
  DECEMBER 31, 1997                   $42,554     $(177,298)     $5,789,276


See Notes to Consolidated Financial Statements

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

              CONSOLIDATED STATEMENTS OF CASH FLOWS

              YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     1997         1996
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                        $559,526   $1,458,196
  Items not requiring (providing) cash:
     Depreciation and amortization                   154,937      160,501
     Provision for loan losses                       273,765       41,000
     Minority interest in net income
       of subsidiary                                 133,711      212,566
     Gain on sale of premises
       and equipment                                              (3,779)
     Provision for losses on
      foreclosed assets                               15,000       10,000
    Deferred income taxes                            122,783    (280,000)
  Changes in:
     Interest receivable                           (208,448)       29,492
     Other assets                                    176,990     (50,048)
     Accrued interest and
       other liabilities                              91,640      113,625
     Income taxes
       receivable/payable                          (199,772)     (17,379)
          Net cash provided by
          operating activities                     1,120,132    1,708,932

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of loan participations                (3,285,150)  (2,715,217)
  Proceeds from sales of loan
    participations                                 6,725,300    4,320,654
  Net originations on loans                     (18,752,769)  (6,786,246)
  Purchase of premises and
    equipment                                      (218,296)    (102,409)
  Proceeds from maturities of
    available-for-sale securities                  4,468,925    6,179,775
  Purchases of available-for-sale
    securities                                   (4,875,031)   (5,086,015)
          Net cash used in
            investing activities                (15,937,021)   (4,189,458)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand, savings,
    NOW and money market accounts                  2,789,161      341,849

  Net increase (decrease) in
    time deposits                                  2,826,482  (1,301,963)
  Net increase in repurchase
    agreements                                       934,830       71,263
  Net increase in short-term
    borrowings                                     1,750,000      200,000

  Purchase of minority interest
    in subsidiary bank                              (78,750)
  Proceeds from sale of stock                         19,488
  Purchase of treasury stock                        (53,743)
          Net cash provided by
            (used in) financing
            activities                             8,187,468    (688,851)


DECREASE IN CASH AND CASH EQUIVALENTS            (6,629,421)  (3,169,377)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                               11,301,369   14,470,746

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                     $4,671,948  $11,301,369


See Notes to Consolidated Financial Statements

NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES

NATURE OF OPERATIONS

     The Company's primary activity to date has been to act as a bank holding company of First Business Bank of Kansas City, N.A.
through its 85% ownership of the Bank. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

     The Bank extends credit for commercial real estate mortgages, working capital and equipment financing, and consumer loans to businesses and residents primarily throughout the greater Kansas City area. The Bank also participates in secured business loans, originated by other banks, in the greater Kansas City area. From time to time, the Bank sells securities to others on a short-term basis under repurchase agreements while maintaining physical control of the securities. There were no securities purchased under reverse repurchase agreements at December 31, 1997 and 1996.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for significant properties.

     Management believes that the allowance for losses on loans and the valuation of foreclosed assets held for sale are adequate. While management uses available information to recognize losses on loans and foreclosed assets held for sale, changes in economic conditions may necessitate revision of these estimates in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and valuation of foreclosed assets held for sale. Such agencies may require the Bank to recognize additional losses based on their judgments of information available to them at the time of their examination.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of First Business Bancshares of Kansas City, Inc. and its
85%-owned subsidiary First Business Bank of Kansas City, N.A.
All significant intercompany accounts, transactions and stockholdings have been eliminated in consolidation.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996


NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES
         (Continued)

CASH EQUIVALENTS

     The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At
December 31, 1996, cash equivalents consisted primarily of federal funds sold.

INVESTMENTS IN DEBT AND EQUITY SECURITIES

     Available-for-sale securities, which include any security for which the Bank has no immediate plan to sell but which may be sold in the future, are carried at fair value. Realized gains and losses, based on specifically identified amortized cost of the specific security, are included in other income. Unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

     Interest and dividends on investments in debt and equity securities are included in income when earned.

LOANS

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-offs are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is increased by provisions charged to expense, by recoveries of loans previously charged off, and reduced by loans charged off. The allowance is maintained at a level considered adequate to provide for potential loan losses, based on management's evaluation of the loan portfolio, as well as on prevailing and anticipated economic conditions and historical losses by loan category. General allowances have been established, based upon the aforementioned factors, and allocated to the individual loan categories. Allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of loan collateral.

     A loan is considered impaired when it is probable that the Bank will not receive all amounts due according to the contractual terms of the loan. This includes loans that are delinquent 90 days or more (nonaccrual loans) and certain other loans identified by management. Accrual of interest is discontinued, and interest accrued and unpaid is removed, at the time such amounts are delinquent 90 days. Interest is recognized for nonaccrual loans only upon receipt, and only after all principal amounts are current according to the terms of the contract.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996


NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF  SIGNIFICANT
         ACCOUNTING POLICIES
              (Continued)

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized using the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

FORECLOSED ASSETS HELD FOR SALE

     Assets acquired by foreclosure or in settlement of debt and held for sale are valued at estimated fair value as of the date of foreclosure, and a related valuation allowance is provided for estimated costs to sell the assets. Management evaluates the value of foreclosed assets held for sale periodically and increases the valuation allowance for any subsequent declines in fair value. Increases in the valuation allowance and gains/losses on sales of foreclosed assets are included in non-interest expenses, net.

FEE INCOME

     Loan origination fees, net of direct origination costs, are recognized as income in a manner that approximates the level-yield method over the term of the loans.

INCOME TAXES

     Deferred tax liabilities and assets are recognized for the tax effect of differences between the financial statements and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

RECLASSIFICATION

     Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 financial statement presentation. These reclassifications had no effect on net income.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996


NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF  SIGNIFICANT
         ACCOUNTING POLICIES
              (Continued)

EARNINGS PER SHARE

     Basic earnings per share is computed based on the weighted average number of shares outstanding during each year. Diluted earnings per share is computed by using the weighted average common shares and all potential dilutive common shares outstanding during the period.

     The computation of basic earnings per share is as follows:

                                                 1997         1996
NUMERATOR:
  Net income                                   $559,526   $1,458,196

DENOMINATOR:
  Weighted average common shares
    outstanding                                 160,800      160,000

          Basic earnings per share                $3.48        $9.11

  The computation of diluted
    earnings per share is
    as follows:

NUMERATOR:
  Net income                                   $559,526   $1,458,196
  Adjustment for interest on
    debentures                                   46,200       46,200
  Adjusted for interest on
    debentures                                  605,726    1,504,396



DENOMINATOR:
  Weighted average common shares
    outstanding                                 160,800      160,000
  Average common shares stock
    options and convertible
    debentures outstanding                       63,847       62,100
  Averaged diluted common
    shares                                      224,647      222,100
          Diluted earnings
            per share                             $2.70        $6.77

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996


NOTE 2:  SIGNIFICANT ESTIMATES AND CONCENTRATIONS

  Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk. Other significant estimates and concentrations not discussed in those footnotes include:

  . Included in deposits are approximately $15,474,000 and $14,592,000 at December 31, 1997 and 1996, respectively, of demand deposits placed by companies under the control of a stockholder and his related interests.

NOTE 3:  INVESTMENTS IN DEBT AND EQUITY SECURITIES
  The amortized cost and approximate fair value of investments in available-for-sale securities are as follows:

                                                      DECEMBER 31, 1997
                                    AMORTIZED       MARKET       UNREALIZED     UNREALIZED
                                       COST          VALUE          GAINS         LOSSES
U. S. Treasury                     $3,004,029     $3,019,400        $15,371
U. S. Government Agency             4,875,186      4,909,974         34,788

                                   $7,879,215     $7,929,374        $50,159            $ 0

                                                      DECEMBER 31, 1996
                                    AMORTIZED       MARKET       UNREALIZED     UNREALIZED
                                       COST          VALUE          GAINS         LOSSES
U. S. Treasury                     $6,508,343     $6,504,750                      $(3,593)
U. S. Government Agency             1,000,000        996,250                       (3,750)

                                   $7,508,343     $7,501,000            $0        $(7,343)

Maturities of investment securities at December 31, 1997 and 1996 are as follows:

                                   ---------1997---------        ----------1996-----------
                                    AMORTIZED       MARKET        AMORTIZED         MARKET
                                       COST          VALUE           COST           VALUE
In one year or less                $1,996,913     $2,001,600     $4,504,415     $4,487,600
After one through
  five years                        4,385,054      4,414,074      3,003,928      3,013,400
After five through
  ten years                         1,497,248      1,513,700         ______         ______

                                   $7,879,215     $7,929,374     $7,508,343     $7,501,000

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996

NOTE 3:  INVESTMENTS IN DEBT AND EQUITY SECURITIES (Continued)

     Investment securities with costs of $7,879,215 and $7,508,343 and fair values of $7,929,374 and $7,501,000 at
December 31, 1997 and 1996, respectively, were pledged to secure Treasury, Tax and Loan deposits, securities sold under agreements to repurchase and for other purposes required or permitted by law.

     The Bank entered into sales of securities under agreements to repurchase. The amounts deposited under these agreements represent short-term borrowings and are reflected as a liability in the balance sheets. The securities underlying the agreements are book-entry securities in the Bank's safekeeping account maintained at the Federal Reserve Bank of Kansas City and at Commerce Bank of Kansas City at December 31, 1997 and 1996, respectively. During the period, securities held in safekeeping were pledged to the depositors under a written custodial agreement that explicitly recognizes the depositor's interest in the securities. At December 31, 1997, no material amount of agreements to repurchase securities sold was outstanding with any individual dealer. The book value of securities pledged to secure agreements to repurchase amounted to $2,983,000 and $1,011,000 at December 31, 1997 and 1996, respectively. The approximate fair value of these securities was $3,004,000 at December 31, 1997 and $1,021,000 at December 31, 1996.


NOTE 4:  LOANS

     A summary of loans at December 31, 1997 and 1996 is as follows:

                                     1997            1996

Commercial                        $66,931,282    $53,662,380

Leases                              2,209,750      1,889,327
Consumer                            3,994,426      3,888,938
Real estate                         3,751,209      2,230,240

                                  $76,886,667    $61,670,885

     Activity in the allowance for loan losses for the years ended December 31, 1997 and 1996 is as follows:

                                       1997           1996

Balance at beginning
  of year                          $1,048,407      $ 923,457
Provision charged
  to expense                          273,765         41,000
Loans charged off                   (206,031)      (385,582)
Recoveries on loans
  previously
  charged off                         159,282        469,532
Transfer allowance for
  foreclosed assets                  (40,000)          _____

Balance at end of year             $1,235,423     $1,048,407

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996

NOTE 4:  LOANS (Continued)

     There were loans totaling approximately $164,000 and $213,000 on which the accrual of interest had been discontinued at December 31, 1997 and 1996, respectively. Had interest been accrued on these loans, interest income would have increased by approximately $52,000 and $33,000 for the years ended December 31, 1997 and 1996, respectively.

     At December 31, 1997 and 1996, impaired loans totaled $3,126,000 and $4,042,000, and the related allowance for loan losses was $221,000 and $168,000, after partial charge-offs of $206,000 and $152,000, respectively. Interest of $604,000 and $601,000 was recognized on average impaired loans of $3,878,000 and $3,090,000, respectively. Interest of $621,000 and $626,000 was recognized on impaired loans on a cash basis during 1997 and 1996.


NOTE 5:  COMMITMENTS AND CREDIT RISK

     The Bank extends credit for commercial real estate mortgages, working capital and equipment financing, and consumer loans to businesses and residents, principally in the Kansas City
Metropolitan area.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the lending contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include real estate mortgages and security agreements covering accounts receivable, inventory, property and equipment, commercial real estate and residential real estate.

     At December 31, 1997 and 1996, outstanding commitments to extend credit amounted to approximately $3,235,000 and $4,993,000, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period.

     Letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

     Total outstanding letters of credit amounted to approximately $1,208,000 and $1,399,000 at December 31, 1997 and
1996, respectively, with terms ranging from one to four years.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   DECEMBER 31, 1997 AND 1996


NOTE 5:  COMMITMENTS AND CREDIT RISK (Continued)

     Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance sheet instruments.

     At December 31, 1997 and 1996, unused lines of credit borrowers aggregated approximately $19,122,000 and $12,284,000, respectively.

     Additionally, the Bank periodically has excess funds which are loaned to other banks as federal funds sold. At December 31, 1996, federal funds sold totaling $3,550,000 were loaned to one bank, that acted as agent for First Business Bank in selling the funds to other institutions. There were no federal funds sold at December 31, 1997. The Bank's policy limits the amount deposited with any one institution to its legal lending limit.


NOTE 6:  PREMISES AND EQUIPMENT

     A summary of premises and equipment at December 31, 1997 and 1996 is as follows:

                                         1997          1996

Leasehold improvements               $668,405       $668,405
Equipment                           1,147,362        942,451
Furniture and fixtures                383,185        369,800
                                    2,198,952      1,980,656
Accumulated depreciation          (1,444,983)    (1,294,204)

                                     $753,969       $686,452


NOTE 7:  FORECLOSED ASSETS HELD FOR SALE

     Transactions in the allowance for losses on foreclosed assets for the year ended December 31, 1997 were as follows:

Balance, beginning of year                                $0
Transfer from allowance for loan losses               40,000
                                                     $40,000

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996


NOTE 8:  INTEREST-BEARING DEPOSITS

     Interest-bearing deposits in denominations of $100,000 or more were $5,808,000 on December 31, 1997 and $4,644,000 on
December 31, 1996.

     At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

          1998                                   $15,644,048
          1999                                     9,480,672
          2000                                       505,249
          2001                                             0
          2002 and thereafter                         21,300

                                                 $25,651,269

NOTE 9:  TRANSACTIONS WITH RELATED PARTIES

     At December 31, 1997 and 1996, the Bank had loans outstanding to executive officers, directors and to companies in which the Bank's executive officers or directors are principal owners, in the amount of $4,785,000 and $4,829,000, respectively.

     In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.


NOTE 10:  REGULATORY MATTERS

     The subsidiary bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the subsidiary bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the subsidiary bank must meet specific capital guidelines that involve quantitative measures of the subsidiary bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The subsidiary bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996


NOTE 10:  REGULATORY MATTERS (Continued)

     Quantitative measures established by regulation to ensure capital adequacy require the subsidiary bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the subsidiary bank exceeds all capital adequacy requirements to which it is subject.

     As of June 30, 1997, the most recent notification from the Comptroller of the Currency categorized the Bank as well capitalized under current regulatory guidelines. To be categorized as well capitalized, the subsidiary bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the institution's category. The subsidiary bank's actual capital amounts and ratios are also presented in the following table.


     AS OF DECEMBER 31, 1997:                                ACTUAL
                                                     AMOUNT          RATIO

Total Risk-Based Capital
(to Net Risk Weighted Assets)                     $9,636,000          12.5%
Tier 1 Risk-Based Capital
(to Net Risk Weighted Assets)                     $8,401,000          10.9%
Tier 1 Risk-Based Capital
(to Average Assets)                               $8,401,000           9.9%

     AS OF DECEMBER 31, 1996:

Total Risk-Based Capital
(to Net Risk Weighted Assets)                     $8,539,000          13.3%

Tier 1 Risk-Based Capital
(to Net Risk Weighted Assets)                     $7,490,000          11.7%

Tier 1 Risk-Based Capital
(to Average Assets)                               $7,490,000           9.0%


                                                           FOR CAPITAL
     AS OF DECEMBER 31, 1997:                           ADEQUACY PURPOSES
                                                     AMOUNT           RATIO

Total Risk-Based Capital
(to Net Risk Weighted Assets)                     $6,146,000           8.0%
Tier 1 Risk-Based Capital
(to Net Risk Weighted Assets)                     $3,073,000           4.0%

Tier 1 Risk-Based Capital
(to Average Assets)                               $3,392,000           4.0%

     AS OF DECEMBER 31, 1996:
Total Risk-Based Capital
(to Net Risk Weighted Assets)                     $5,136,000           8.0%

Tier 1 Risk-Based Capital
(to Net Risk Weighted Assets)                     $2,568,000           4.0%

Tier 1 Risk-Based Capital
(to Average Assets)                               $3,324,000           4.0%



                                                   TO BE WELL CAPITALIZED
                                                   UNDER PROMPT CORRECTIVE
     AS OF DECEMBER 31, 1997:                         ACTION PROVISIONS
                                                    AMOUNT           RATIO

Total Risk-Based Capital
(to Net Risk Weighted Assets)                     $7,683,000          10.0%
Tier 1 Risk-Based Capital
(to Net Risk Weighted Assets)                     $4,610,000           6.0%
Tier 1 Risk-Based Capital
(to Average Assets)                               $4,241,000           5.0%

     AS OF DECEMBER 31, 1996:

Total Risk-Based Capital
(to Net Risk Weighted Assets)                     $6,420,000          10.0%

Tier 1 Risk-Based Capital
(to Net Risk Weighted Assets)                     $3,852,000           6.0%

Tier 1 Risk-Based Capital
(to Average Assets)                               $4,155,000           5.0%

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996

NOTE 11:  EMPLOYEE BENEFIT PLANS

     The Bank has a 401(k) plan which covers substantially all employees who are 21 years of age and have been employed by the Company for six months. The Company, on October 1, 1997, implemented a two-tier matching plan, whereby it will match 50% of the participant's 401(k) deferral up to 4% of eligible compensation plus 25% of 401(k) deferral for the next 4% of the participant's eligible compensation. The Company matching contribution to the 401(k) plan was $13,380 for the year ended December 31, 1997.


NOTE 12:  LEASES

     A noncancellable operating lease for the Bank premises expires in 2002.

     Future minimum lease payments at December 31, 1997 are as follows:

               1998                                    $  280,267
               1999                                       294,767
               2000                                       296,700
               2001                                       306,367
               2002                                       255,306

                                                       $1,433,407

     Rental expense for all operating leases totaled $197,938 and $177,540 for the years ended December 31, 1997 and 1996, respectively.


NOTE 13:  INCOME TAXES

     The provision (credit) for income taxes consists of the following:

                                        1997           1996

Taxes currently payable              $427,279        $19,000
Deferred income taxes                 122,783      (280,000)

                                     $550,062     $(261,000)

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996



NOTE 13:  INCOME TAXES (Continued)

     A reconciliation of income tax expense at the statutory rate to the Company's actual income tax rate is shown below:
                                                    1997       1996

Computed at the statutory rate (34%)              $423,000   $479,000
Increase (decrease) in taxes
  resulting from:
     Deferred state income
       tax effect - net of
       federal tax benefits                         55,011     59,000
     Change in deferred tax
       asset valuation allowance,
       including use of net
       operating loss carryforwards                          (842,000)
     Other                                          72,049     43,000

     Actual tax provision (credit)                $550,060  $(261,000)

     The tax effects of temporary differences related to deferred taxes at December 31, 1997 and 1996 are as follows:

                                                    1997       1996
Deferred tax assets:
     Allowance for loan losses                    $175,000   $113,000
     Accrued compensated absences                   11,500     13,000
     Carryover of net operating losses                        193,000
     Allowance for losses on
       repossessed assets                            3,400
     Reserve for loss on other assets               12,800
     Reserve for losses on other
       real estate owned                            13,600
     Deferred loan fees                             10,000
     Other                                          14,830     36,000
                                                   241,130    355,000

Deferred tax liabilities:
     Differences in tax and
       financial depreciation methods              (7,000)   (15,000)
     Other                                                   (60,000)
                                                   (7,000)   (75,000)

Net deferred tax asset before
  valuation allowance                              234,130    280,000

Valuation allowance:
     Beginning balance                                        842,000
     Change during the period                               (842,000)
     Ending balance                                                 0

Net deferred tax asset                            $234,130   $280,000

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996


NOTE 14:  NOTE PAYABLE

     The Company's existing debt of $797,468 was obtained through the First Business Bank Lending Partnership. This partnership is comprised of four directors of the Company, each director having a 25% interest in the partnership. Subsequent to year end, the Company obtained a $1,000,000 line of credit with another institution and paid the existing outstanding debt. The new line of credit is due January 20, 1999 with interest at the 90 day LIBOR rate and is collateralized by 251,913 shares of subsidiary bank stock.


NOTE 15:  DEBENTURES

     During the year ended December 31, 1992, the Company offered for sale $1.5 million in convertible debentures, bearing interest at prime plus 2% with a lower and upper limit of 8% to 10%, respectively. After December 31, 1994, these debentures can be converted into nonvoting shares of common stock in the Parent Company at the price of $13.95 per share. At December 31, 1997 and 1996, debentures totaling $770,000 had been issued.


NOTE 16:  OTHER EXPENSES

     Other expenses for the years ended December 31, 1997 and 1996 are as follows:

                                        1997         1996

Advertising                          $168,710      $96,507
Courier                                73,077       65,521
Supplies                               70,723       57,397
Travel and entertainment               61,892       45,130
Postage and freight                    41,262       34,097
Comptroller fees                       33,489       32,964
Correspondent bank charges             16,731       24,430
Telecommunications                     23,850       20,073
Recruiting and temporary
     help fees                         43,983       14,396
All other                             185,150      172,880

                                     $718,867     $563,395

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996


NOTE 17:  ADDITIONAL CASH FLOWS INFORMATION

NONCASH INVESTING ACTIVITY                           1997        1996

     Foreclosed assets held for
       sale acquired in
       Settlement of debt                          $50,088    $97,601

ADDITIONAL CASH PAYMENT INFORMATION

     Interest paid                               3,250,847  3,336,281
     Income taxes paid                             196,000

NOTE 18:  STOCK OPTIONS

     The Company has an option plan under which the Company may grant options which vest over five years to key employees of First Business Bank of Kansas City. The exercise price of each option is intended to equal the fair value of the Company's stock on the date of the grant. An option's maximum term is 10 years.

     During the year ended December 31, 1994, the Company adopted an employee stock option plan for key officers of its subsidiary (First Business Bank) and reserved 28,000 shares of Company common stock for issuance related to options granted. There were 21,500 and 24,500 options available to issue at December 31, 1997 and 1996, respectively. The plan provides that the option price will be no less than the book value per share of the Company's regular common stock based on its most recent consolidated audited financial statements. Generally, 20% of the options are exercisable on each annual anniversary date of the grant of the options and expire ten years after the date of the grant. As of December 31, 1997, 1,200 option shares had been exercised.

     A summary of the status of the plan at December 31, 1997 and 1996, and changes during the years then ended, is presented below:

                                                  ----------1997-----------          --------1996---------
                                                                  WEIGHTED-                      WEIGHTED-
                                                                  AVERAGE                        AVERAGE
                                                                  EXERCISE                       EXERCISE
                                                  SHARES           PRICE             SHARES      PRICE
Outstanding, Beginning of Year                     24,500         $17.57             22,500        $16.77
Granted                                                                               2,000         26.60
Exercised                                         (1,200)          16.24
Forfeited                                         (1,800)          16.24
Expired                                             _____                             _____

Outstanding, End of Year                           21,500        $17.76              24,500        $17.57

Options Exercisable, End of Year                   21,500                            24,500

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996



NOTE 18:  STOCK OPTIONS (CONTINUED)

     The fair value of each option granted is estimated on the date of the grant using the minimum value method with the following weighted-average assumptions:

                                                     1997       1996
Dividend per share                                     $ -    $   -
Risk-free interest rate                              5.90%        6.41%
Expected life of options                          12 years     12 years

Weighted-average fair value of
  options granted during year                       $28.70       $26.60

     The following table summarizes information about stock options under the plan outstanding at December 31, 1997.




---------------------OPTIONS OUTSTANDING---------------------   -----OPTIONS EXERCISABLE---
                                    WEIGHTED-
                                      AVERAGE      WEIGHTED-                      WEIGHTED-
RANGE OF                            REMAINING        AVERAGE                        AVERAGE
EXERCISE                          CONTRACTUAL       EXERCISE         NUMBER        EXERCISE
PRICES                  SHARES           LIFE          PRICE    EXERCISABLE           PRICE
$16.24                  16,500        9 years         $16.24         16,500          $16.24
$20.21                   3,000       10 years         $20.21          3,000          $20.21
$26.60                   2,000       10 years         $26.60          2,000          $26.60

     The Company applies APB Opinion 25 and related Interpretations in accounting for its plans, and no compensation cost has been recognized for the plan. Had compensation cost for the Company's plan been determined, based on the fair value at the grant dates using Statement of Financial Accounting Standards No. 123, the Company's net income would have decreased by $23,000 and $24,400 for 1997 and 1996, respectively.

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996


NOTE 19:  CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

                     CONDENSED BALANCE SHEETS
                    DECEMBER 31, 1997 AND 1996

                                                                1997                 1996
                ASSETS
Cash                                                           $52,525              $30,039
Investment in subsidiary                                     7,171,679            6,347,725
Other                                                           29,155              429,062
                  Total Assets                              $7,253,359           $6,806,826

               LIABILITIES AND STOCKHOLDERS' EQUITY


Debentures                                $770,000             $770,000
Note payable                               797,468              797,468
Other                                     (103,385)               24,130

Stockholders' equity                     5,789,276            5,215,228

     Total Liabilities and
        Stockholders' Equity            $7,253,359           $6,806,826


                 CONDENSED STATEMENTS OF EARNINGS
              YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                1997                  1996
Income - Interest income                                        $4,083                 $938
Expenses                                                       168,376              152,204
Income (loss) before income taxes and
  equity in undistributed net
  income of subsidiary                                       (164,293)            (151,266)
Benefit for income taxes                                       (4,186)            (429,062)
Income before equity in
  undistributed net income
  of subsidiary                                              (160,107)              277,796
Equity in undistributed net
  income of subsidiary                                         719,633            1,180,400

Net income                                                    $559,526           $1,458,196

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1997 AND 1996

NOTE 19:  CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)
         (CONTINUED)

                CONDENSED STATEMENTS OF CASH FLOWS
              YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                 1997          1996

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                $559,526     $1,234,134
     Items not requiring
       (providing) cash:
       Deferred income taxes                    199,050      (205,00O)
       Equity in undistributed
         net income of subsidiary             (719,633)    (1,180,400)
     Changes in:
       Other assets                            (23,205)
       Other liabilities                        96,548       (19,998)
          Net cash provided
            by (used in)
            operating activities                112,286      (171,264)

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of
       long-term debt                                          200,000
     Issuance of common stock                   19,488
     Purchase of treasury stock                (53,743)
     Purchase of minority interest
       in subsidiary bank                      (55,545)
          Net cash provided
            by (used in)
            financing activities               (89,800)        200,000

INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                           22,486         28,736

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                              30,039          1,303
CASH AND CASH EQUIVALENTS,
  END OF YEAR                                   $52,525        $30,039

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC
                   CONSOLIDATED BALANCE SHEETS
             SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

                              ASSETS

                                              9/30/99         9/30/98

Cash and due from banks                    $  1,987,154      4,506,966
Federal funds sold                                    -     17,100,000
  Total Cash and Equivalents                  1,987,154     21,606,966

Available-for-sale securities                10,138,104      7,952,422
  Total Investments                          10,138,104      7,952,422

Loans                                       111,370,015     88,652,808
 Less allowance for loan loss                 1,489,896      1,318,583
  Net Loans                                 109,880,120     87,334,224

Investment in subsidiary
Premises and equipment, net                   1,112,649        879,853
Interest receivable                             834,827        532,142
Foreclosured assets held for sale                     -        381,083
Federal Reserve Bank stock                      223,700        223,700
Deferred taxes                                  628,138        244,946
Other assets                                    313,250        289,144
  Total Other Assets                          3,112,565      2,550,867

  Total Assets                             $125,117,943   $119,444,479


See Note to Consolidated Financial Statements

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC
                   CONSOLIDATED BALANCE SHEETS
             SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)


               LIABILITIES AND STOCKHOLDERS' EQUITY


                                             9/30/99           9/30/98
LIABILITIES
Noninterest-bearing deposits              13,592,428        22,477,790
Interest-bearing deposits                 27,872,033        41,333,883
Savings                                      137,630            98,064
Time deposits                             63,400,790        41,264,200
     Total Deposits                      105,002,881       105,173,937

Notes payable                              3,237,820         1,097,820
Debentures                                   770,000           770,000
Securities sold under
  agreements to repurch____                4,637,774         4,147,177
Federal funds payable                      2,100,000               ---
Income taxes payable                         123,361           107,454
Accrued interest and
 other liabilities                           687,824           641,600
     Total Liabilities                   116,559,660       111,937,988

MINORITY INTEREST                          1,429,639         1,316,599

STOCKHOLDERS' EQUITY
Common stock                                 180,500           162,000
Additional paid-in-capital                 5,938,951         5,627,527
Retained earnings                          1,705,691           798,049
Accumulated other
  comprehensive income
    Unrealized appreciation
      (depreciation) on
      available-for-sale
      securities                           (121,529)            36,509

Less treasury stock                        (574,969)         (434,193)
     Total Stockholders' Equity            7,128,644         6,189,893

     Total Liabilities and
       Stockholders Equity              $125,117,943      $119,444,479


See Note to Consolidated Financial Statements

                       FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC
                             CONSOLIDATED STATEMENTS OF INCOME
            FOR THE NINE MONTHS ENDING SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)


                                                                9/30/99                        9/30/98
INTEREST INCOME
  Interest and fees on loans                                 $    7,293,067                 $   6,365,587
  Federal funds sold                                                 56,886                       254,867
  Investment securities                                             505,897                       381,726
  Other interest income                                                   -                             -
    Total Interest Income                                         7,855,850                     7,002,180

INTEREST EXPENSE
  Deposits                                                        3,130,764                     2,908,030
  Federal funds purchased and securities sold                       360,011                       229,826
    under agreements to repurchase                                        -                             -
    Total Interest Expense                                        3,490,776                     3,137,856

NET INTEREST INCOME (EXPENSE)                                     4,365,074                     3,864,324

PROVISION FOR LOAN LOSSES                                           427,176                       242,322

NET INTEREST INCOME (EXPENSE) AFTER PROVISION
  FOR LOAN LOSSES                                                 3,937,898                     3,622,002

NONINTEREST INCOME
  Service charge on deposit accounts                                245,597                       183,780
  Other service charges                                              73,595                       162,230
  Other                                                                   -                             -
    Total Noninterest Income                                        319,192                       346,010

NONINTEREST EXPENSE
  Salaries                                                        1,644,883                     1,415,107
  Net occupancy and equipment                                       341,766                       506,492
  Professional fees                                                 106,770                       119,257
  Insurance expense                                                  39,542                        52,089
  Other expenses                                                    945,372                       558,441
    Total Noninterest Expense                                     3,078,333                     2,651,385

INCOME (LOSS) BEFORE EQUITY IN NET LOSS
  OF SUBSIDIARY                                                   1,178,757                     1,316,627
EQUITY IN NET INCOME OF SUBSIDIARY                                        -                             -
INCOME BEFORE INCOME TAXES                                        1,178,757                     1,316,627
PROVISIONS (CREDIT) FOR INCOME TAXES                                466,023                       542,776
MINORITY INTEREST IN NET INCOME OF SUBSIDIARY                     (116,249)                     (123,286)
NET INCOME                                                   $      596,485                 $     650,564

Earnings per share

  Basic                                                      $         3.65                 $        4.02
  Diluted                                                    $         2.86                 $        2.99

See Note to Consolidated Financial Statements

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC
              CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

                                                                      1999                        1998
                                                                     (9 MOS)                     (9 MOS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                   $    596,485                   $   650,564
  Items not requiring (providing) cash:
          Depreciation                                              183,667                       152,207
          Provision for loan loss                                   427,176                       242,322
          Minority interest in net income of subsidiary             116,249                       123,286
          Loss on sale of other foreclosed assets                    54,502                         5,400
          Provision for losses on foreclosed assets
          Deferred income taxes                                   (196,923)                      (65,125)
  Changes in:
          Interest receivable                                      (39,249)                       201,941
          Other assets                                             (18,697)                         9,503
          Accrued interest and other liabilities                     14,860                      (12,363)
          Income taxes receivable/payable                          (71,450)                      (62,477)
            Net cash provided by operating
            activities                                            1,066,620                     1,245,258

CASH FLOW FROM INVESTING ACTIVITIES
  Purchase of loan participation's                              (3,045,881)                   (2,088,125)
  Proceeds from sales of loan participation's                     2,756,010                     3,241,260
  Net origination of loans                                     (16,890,353)                  (13,473,673)
  Purchase of premises and equipment                              (398,545)                     (277,903)
  Proceeds from maturities of
    available-for-sale-securities                                 4,097,340                     3,500,000
  Purchases of available-for-sale securities                    (4,054,894)                   (3,404,572)
  Proceeds from sale of other assets                                316,081                       121,290
            Net cash used in investing activities              (17,220,242)                  (12,381,723)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand, savings, NOW and money
    market accounts                                            (14,527,046)                    11,520,630
  Net increase in time deposits                                  21,761,347                    15,612,931
  Net increase in repurchase agreements                             508,912                     2,680,946
  Net increase (decrease) in short-term borrowings                3,682,681                   (1,449,648)
  Purchase of minority interest in subsidiary bank                 (50,853)                      (49,473)
  Proceeds from sale of stock                                       329,924                        12,992
  Purchase of treasury stock                                              -                     (256,894)
            Net cash provided by financing activities            11,704,965                    28,071,484

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                (4,448,657)                    16,935,019

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                    6,435,812                     4,671,948

CASH AND CASH EQUIVALENTS, END OF PERIOD                     $    1,987,155                $   21,606,967

See Note to Consolidated Financial Statements

          FIRST BUSINESS BANCSHARES OF KANSAS CITY, INC.
             NOTE TO CONSOLIDATED IFNNACIAL STATEMENT
                   SEPTEMBER 30, 1999 AND 1998



INTERIM FINANCIAL STATEMENTS

The consolidated financial statements of First Business Bancshares, Inc of Kansas City N.A. and subsidiary as of and for the nine month period ending September 30, 1999 and September 30, 1998 are unaudited, and, in the opinion of management, reflect all adjustments (consisting only of normal reoccurring accruals) necessary for a fair presentation of the financial condition and results of operations for the unaudited period. The results of operations for the nine month period ending September 30, 1999 and September 30, 1998 are not necessarily indicative of results that may be expected for a full fiscal year.